Airspan has Received Notification that NASDAQ has Extended the Suspension of Bid Price Compliance Rule

BOCA RATON, Fla. – December 29, 2008 - Airspan Networks Inc. (NASDAQ:AIRN), a leading provider of WiMAX based broadband wireless access networks, today announced that it had received notification that NASDAQ has extended its temporary suspension of the rules requiring a minimum $1 closing bid price or a minimum market value of publicly held shares until April 20, 2009.  NASDAQ has said that it will not take any action to delist any security for these concerns during the suspension.  NASDAQ has stated that, given the continued extraordinary market conditions, this suspension will remain in effect through Friday, April 17, 2009 and will be reinstated on Monday, April 20, 2009.  Prior to the resumption of these rules NASDAQ will inform the Company of the number of calendar days remaining in the compliance period and the specific date by which the Company needs to regain compliance.  If no further extensions or other amendments to these rules are made by NASDAQ, the Company currently expects that its specific date to regain compliance will be April 27, 2009.

Airspan previously received notification from the NASDAQ Stock Market advising that, for the previous 30 consecutive business days, the bid price of the Company's common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5) (the "Rule").

If the Company does not regain compliance with the Rule by the date to be specified by NASDAQ, NASDAQ will provide written notification that its securities will be delisted. At that time, the Company may appeal to the NASDAQ’s determination to delist its securities to a Listing Qualifications Panel (the “Panel”).  The Company may also apply to transfer its securities to The NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c) on such date.  If the Company’s application is approved, the Company will be afforded the remainder of this market’s second 180 calendar day compliance period in order to regain compliance while its common stock remains listed on the NASDAQ Capital Market.

At a special meeting of shareholders held December 16, 2008, the Company’s shareholders authorized the Company’s Board of Directors to undertake a reverse split of the Company’s shares within a range of one-for-five shares to one-for-fifteen shares.  The Company has not yet determined whether, when or in what ratio to effect a reverse split, and will continue to evaluate the desirability of a reverse split in light of market conditions and NASDAQ listing requirements.

About Airspan Networks Inc.

Airspan is a leading WiMAX pure player and the solution-provider of choice for some of the world’s largest WiMAX deployments. Developing leading-edge technology for broadband access and IP-telephony, Airspan continues to supply operators around the world with best-of-breed solutions. With direct sales offices throughout Asia, EMEA and the Americas, a worldwide network of resellers and agents, and partnership alliances with major OEMs, Airspan boasts over 100 commercial WiMAX deployments worldwide. www.airspan.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company's 2008 Quarterly Reports on Form 10-Q.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release.  We do not assume any obligation to update any forward-looking statements.

For Investor Relations and Media Inquiries, contact:

David Brant
Senior Vice President & Chief Financial Officer
Tel: +1 561 893-8650
Fax: +1 561 893-8681
Email: dbrant@airspan.com

Charlotte Laurent-Ottomane
Investor Relations
Email: clottomane@airspan.com
Tel. +561 395 4581